UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT
OF 1934

Date of Report (Date of earliest event reported):     February 15, 2013

JACK IN THE BOX INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-9390	95-2698708
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9330 BALBOA AVENUE, SAN DIEGO, CA	92123
(Address of principal executive offices)	(Zip Code)

(858) 571-2121
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

The annual meeting of the stockholders of Jack in the Box Inc. (the “Company”) was held on February 15, 2013. Matters submitted to the shareholders and voted upon at the meeting, which are more fully described in the Company's proxy statement, were as follows: (1) Election of the eight members of the board of directors; (2) Ratification, on an advisory basis, of the appointment of KPMG LLP as independent registered public accountants for the fiscal year ending September 29, 2013; and (3) Consideration and approval of an advisory (non-binding) resolution regarding executive compensation.  All directors were elected and Proposals (2) and (3) were approved.  The final voting results are set forth below.

(1)  The following directors were elected by the affirmative vote of a majority of votes cast for that director (abstentions and broker non-votes are not counted either as a vote cast “for” or “against):

Nominees for Director	Votes Cast For		Votes Cast Against	Abstain	Broker Non-Votes
	Number	% of Votes Cast
David L. Goebel	38,217,418	98.6	540,696	3,377	2,076,344
Madeleine A. Kleiner	38,215,770	98.6	541,484	4,217	2,076,344
Linda A. Lang	38,150,811	98.5	596,843	13,837	2,076,344
Michael W. Murphy	37,935,994	97.9	822,320	3,177	2,076,344
James M. Myers	38,655,158	99.7	102,131	4,202	2,076,344
David M. Tehle	38,655,304	99.7	102,685	3,502	2,076,344
Winifred M. Webb	38,655,273	99.7	102,737	3,481	2,076,344
John T. Wyatt	38,217,335	98.6	540,535	3,621	2,076,344

(2)  The appointment of KPMG LLP was ratified, on an advisory basis, by a majority of the votes cast (there were no broker non-votes on this proposal):

Votes Cast For		Votes Cast Against	Abstain	Broker Non-Votes
Number	% of Votes Cast
40,475,905	99.1	335,854	26,075	-

(3)  The compensation of named executive officers was approved, on an advisory basis, by a majority of the votes cast (abstentions are counted as votes “against” the proposal; broker non-votes are not counted as either “for” or “against” the proposal):

Votes Cast For		Votes Cast Against	Abstain	Broker Non-Votes
Number	% of Votes Cast
33,683,501	86.9	4,876,748	201,242	2,076,344

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JACK IN THE BOX INC.

By:	/s/ JERRY P. REBEL
Jerry P. Rebel
Executive Vice President
Chief Financial Officer
(Principal Financial Officer)
(Duly Authorized Signatory)
Date: February 19, 2013